EXHIBIT 10.2

SUPPLEMENTAL INDENTURE AND AMENDMENT NO. 1
THIS SUPPLEMENTAL INDENTURE AND AMENDMENT NO. 1 (this “Supplemental Indenture”), dated as of June 1, 2018, is between A.M. Castle & Co., a Maryland corporation (the “Company”), the Guarantors (as defined in the Indenture), and Wilmington Savings Fund Society, FSB, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).
W I T N E S S E T H
WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent an indenture, dated as of August 31, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”), providing for the issuance of 5.00%/7.00% Convertible Senior Secured PIK Toggle Notes due 2022 (the “Notes”);
WHEREAS, Section 9.02 of the Indenture permits the execution of supplemental indentures for the purpose of amending or supplementing certain provisions of the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class;
WHEREAS, by way of a Noteholder Consent dated as of the date hereof, the Holders of more than a majority in aggregate principal amount of the outstanding Notes have consented in writing to the amendment of the Indenture as set forth in this Supplemental Indenture;
WHEREAS, by way of resolutions dated as of May 9, 2018, the Board of Directors of the Company established a Special Committee to approve amendments and modifications to the Indenture;
WHEREAS, by way of resolutions dated as of the date hereof, the Special Committee has authorized the execution and delivery by the Company of this Supplemental Indenture;
WHEREAS, by way of a request letter dated as of the date hereof, the Company has requested the Trustee and Collateral Agent to join it in the execution of this Supplemental Indenture; and
WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee and the Collateral Agent are each authorized to execute and deliver this Supplemental Indenture.
WHEREAS, all conditions to the execution and delivery of this Supplemental Indenture pursuant to Sections 9.02, 9.06, 12.04 and 12.05 of the Indenture have been satisfied, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and all other acts necessary to make this Supplemental Indenture a valid, binding and legal supplement to the Indenture have been duly taken by the Company and the Guarantors.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Guarantor, the Trustee, and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)Amendment of the Indenture. The Indenture is hereby amended as follows:

a.	Section 1.01 of the Indenture is hereby amended by adding the following definitions in the correct alphabetical order as follows:
“First Amendment Date” means June 1, 2018

b.	Section 4.09(b)(i) of the Indenture is hereby amended and restated in its entirety as follows:
(i) the incurrence by the Company or any Restricted Subsidiary of the Company of additional Indebtedness and letters of credit under the Senior Credit Facility in an aggregate principal amount (excluding, in each case, interest (including any accrual or payment of in kind interest that may or has been added to principal) fees, costs, expenses and charges owed under the Senior Credit Facility) at any one time outstanding under this clause (1) not to exceed (a) $175.0 million (plus up to an additional $15.0 million in respect of additional principal (including overadvances) under the Senior Credit Facility, as in effect on the First Amendment Date), less (b) the sum of (x) the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness thereunder that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date as a result of the application of any Net Proceeds of Asset Sales pursuant to Section 4.10(b)(l)(a) hereof and (y) the aggregate amount of all commitment reductions with respect to any revolving credit extensions thereunder that have been made by the Company or any of its Restricted Subsidiaries since the Issue Date as a result of the application of any Net Proceeds of Asset Sales pursuant to Section 4.10(b)(1)(a) hereof;

c.
Section 4.11(b) of the Indenture is hereby amended by (i) deleting the reference to “and” at the end of Section 4.11(b)(11), (ii) replacing the reference to “Date.” at the end of Section 4.11(b)(12) with a reference to “Date; and” and (iii) inserting a new Section 4.11(b)(13) to read as follows:

(13) transactions with an Affiliate in its capacity as a purchaser, holder, participant, sub participant or other direct or indirect owner of Indebtedness of the Company or any Restricted Subsidiary of the Company incurred under the Senior Credit Facility.
(3)No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
(4)GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE OTHER NOTES DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE OTHER NOTES DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.
(5)Effectiveness & Counterparts. This Supplemental Indenture shall become effective as of the date first above written upon execution and delivery of counterparts of this Supplemental Indenture by the Trustee, the Collateral Agent, each Guarantor and the Company. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(6)Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture, as amended by this Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon and after execution of this Supplemental Indenture, this Supplemental Indenture shall form a part of the Indenture for all purposes and each reference in the Indenture, as amended by this Supplemental Indenture, to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture as modified hereby. In addition, every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
(7)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(8)Severability. In case any provision in this Supplemental Indenture is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
(9)Successors. All agreements in this Supplemental Indenture by the parties hereto shall bind their successors.
(10)The Trustee and Collateral Agent. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

A.M. CASTLE & CO. TOTAL PLASTICS, INC. HY-ALLOY STEELS COMPANY KEYSTONE TUBE COMPANY, LLC KEYSTONE SERVICE, INC. A.M. CASTLE & CO. (CANADA) INC.

By:	/s/ Marec E. Edgar
Name:	Marec E. Edgar
Title:	Secretary

CASTLE METALS DE MEXICO, S.A. DE C.V. CASTLE METALS DE MEXICALI, S.A. DE C.V.

By:	/s/ Marec E. Edgar
Name:	Marec E. Edgar
Title:	Vice President

SUPPLEMENTAL INDENTURE AND AMENDMENT NO. 1

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee and Collateral Agent

By:	/s/ Geoffrey J. Lewis
Authorized Signatory

SUPPLEMENTAL INDENTURE AND AMENDMENT NO. 1

EX-1-